UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2017

IEG HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-55463	90-1069184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6160 West Tropicana Ave., Suite E-13, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 227-5626

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On January 9, 2017, IEG Holdings Corporation (the “Company”) issued a press release announcing that its Board of Directors approved a stock repurchase program authorizing the open market repurchase of up to $2,000,000 of its common stock. Purchases under the program are authorized through December 31, 2017. Under the program, the Company plans to repurchase shares of its common stock in open market transactions in accordance with federal securities laws. Management will determine the actual timing, number and value of the shares repurchased under the program, which will depend on a number of factors, including the price of the common stock, general market and economic conditions and applicable legal requirements. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of IEG Holdings Corporation dated January 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEG HOLDINGS CORPORATION

Date: January 9, 2017	By:	/s/ Paul Mathieson
	Name:	Paul Mathieson
	Title:	President and Chief Executive Officer